EXHIBIT 99.1
                                                                    ------------



Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


DATED:  April 28, 2004

                                        ALPINE CAPITAL, L.P.


                                        By: /s/ Robert W. Bruce III
                                            -------------------------
                                        Robert W. Bruce III,
                                        Manager



                                        /s/ Robert W. Bruce III
                                        -----------------------------
                                        ROBERT W. BRUCE III



                                        ALGENPAR, INC.


                                        By: /s/ Kevin G. Levy
                                            -------------------------
                                        Kevin G. Levy,
                                        Vice President



                                        /s/ Kevin G. Levy
                                        -----------------------------
                                        KEVIN G. LEVY,
                                        Attorney-in-Fact for:
                                        J. TAYLOR CRANDALL (1)



(1)  A Power of Attorney authorizing Kevin G. Levy, et al., to act on behalf of
     J. Taylor Crandall previously has been filed with the Securities and Exchange Commission.